UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Form 8-K is for the purpose of disclosing an additional Senior Note that was issued in December 2008, which was inadvertently omitted from the Form 8-K filed on May 1, 2009.

Item 1.01	Entry into a Material Definitive Agreement.

Senior Note Issuance

In December of 2008, Belvedere Capital Fund II L.P. (the “Fund”), our largest stockholder, made a loan to Belvedere SoCal (“SoCal”) in the amount of $0.5 million (the “Senior Note”). The annual interest rate on this Senior Note is 15% and includes a transaction fee equal to 2% of the principal amount payable to the Fund. The Senior Note matures on July 1, 2009 and can be repaid at the Fund’s discretion in either cash, shares of SoCal common stock at 120% of the then prevailing fair value as determined by an independent appraisal or shares of the SoCal’s Series A Non-Cumulative Perpetual Preferred Stock at face value.  As previously disclosed in our current report on Form 8-K filed on May 1, 2009, the Fund also made loans to SoCal in the amounts of $2.0 million, $0.5 million and $6.5 million, in January, February and March 2009, respectively.  The total amount of Senior Notes held by the Fund in $9.5 million.

The Senior Note is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Senior Note, dated December 31, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009
Belvedere SoCal

By:	/s/ Mary Lynn Lenz

Mary Lynn Lenz Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Senior Note, dated December 31, 2008